UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 6, 2011

INFINITE GROUP, INC.
(Exact name of Registrant as specified in its charter)

Delaware	0-21816	52-1490422
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

60 Office Park Way
Pittsford, New York 14534
 (Address of principal executive offices and Zip Code)

(585) 385-0610
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d 2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01                      Entry into a Material Definitive Agreement

On September 6, 2011, Infinite Group, Inc. (the “Company”) received notification from the Pension Benefit Guaranty Corporation (the “PBGC”) that it had counter-executed a Settlement Agreement with the Company, effective September 1, 2011 (the “Settlement Agreement”) and  issued a Notice of Determination (the “PBGC Determination”) that the O&W Retirement Plan (the “O&W Plan”) had not met the minimum funding standard required under section 412 of the Internal Revenue Code and would be unable to pay benefits when due, which the PBGC Determination was a condition precedent to the Company’s obligations under the Settlement Agreement.

A copy of the Settlement Agreement is attached as Exhibit 10.1 to this Current Report.

The following is a summary of the background and the material terms of the Settlement Agreement:

Background

Prior to December 30, 2002, the Company owned 100% of the common stock of Osley & Whitney, Inc. (O&W).  On December 30, 2002, the Company sold 100% of the O&W common stock to a third party, but continued to act as the sponsor of the O&W Plan.  Although the Company continued to act as the sponsor of the O&W Plan after the sale, during 2007 management determined that it had no legal obligation to do so.

During 2007, the Company submitted information to the Department of Treasury (Treasury) advocating that it had no legal obligation to act as the sponsor of the O&W Plan to ascertain whether the Treasury concurred or disagreed with this position.  The Company subsequently provided responses to Treasury inquiries related to this determination.  In October 2009, the Company received a report from the Treasury that stated that the Treasury staff disagreed with the Company’s position and as a result, the Company is responsible for excise taxes attributed to the funding deficiency of $1,836,359 for the years 2003 through 2007 which funding deficiency can only be corrected by contributing $1,836,359 to the O&W Plan.  The report also stated that proposed 10% excise taxes of $348,500, penalties for late payment of excise taxes of approximately $1.2 million and 100% excise taxes of approximately $3.5 million related to the years ended December 31, 2006 and 2007 may be imposed.  Penalties for late payment may be removed if the Company provides reasonable cause for not paying the excise taxes and the Treasury concurs with the Company’s position.  The Company and its outside legal counsel disagree with significant aspects of both the factual findings and legal conclusions set forth in the report and, in accordance with Treasury procedures, have responded with a detailed analysis of its opposition to the findings.  The Company plans to continue diligently pursuing all appropriate steps to perfect its appeal rights and attempt to prevail on the merits of its position, which will include filing a protest, requesting an appeals conference, and, if needed, petitioning the tax court and advocating its position in that forum.

If the Company does not ultimately prevail, it will become obligated for O&W Plan contributions of approximately $2.2 million as of June 30, 2011 and 10% excise taxes on accumulated unfunded contributions for the years ended December 31, 2006 and 2007 of approximately $348,500, as stated above, and potentially additional 10% excise taxes of approximately $440,000 for the years ended December 31, 2009 and 2008, which have not been accrued based upon the Company’s determination that it has no legal obligation to act as the O&W Plan sponsor and the Company’s belief that the likelihood is not probable that it will be required to pay these excise taxes.  Further, if the Company does not ultimately prevail, it may be required to pay interest on these excise taxes and potentially incur penalties for late payment of excise taxes and additional excise taxes up to 100% of each year’s funding deficiency.  The Company has accrued amounts related to excise taxes, including late fees and interest, on unfunded contributions for 2003, 2004 and 2005 of approximately $475,000 as of June 30, 2011.  No excise taxes, late fees or interest for 2006, 2007, 2008, 2009, and 2010 have been accrued.  The Company does not have the funds available to make required contributions which approximate $2.2 million and does not intend to make any contributions to the O&W Plan during 2011.

During 2006, the PBGC placed a lien on all of the Company’s assets to secure the contributions due to the O&W Plan.  This lien is subordinate to liens that secure accounts receivable financing and certain notes payable.

On April 29, 2009, acting for the O&W Plan, the Company sent the O&W Plan participants a notice of intent to terminate the O&W Plan in a distress termination with a proposed termination date of June 30, 2009.  The Company also provided additional documentation regarding the Company’s status and the status of the O&W Plan.  The termination of the O&W Plan is subject to approval by the PBGC.

At June 30, 2011, the O&W Plan had an accrued pension obligation liability of $4,556,883 which included the underfunded amount plus interest on past due payments and excise taxes including penalties and interest of approximately $475,000 as discussed above.  Accumulated other comprehensive loss of $2,961,147 at June 30, 2011 has been recorded as a reduction of stockholders’ deficiency.

Current Status

During 2011, the Company discussed settlement terms with the PBGC with the objective of terminating the O&W Plan.  On September 6, 2011, the Company received the PBGC Determination that the O&W Plan had not met the minimum funding standard required under section 412 of the Internal Revenue Code and would be unable to pay benefits when due.  The PBGC determined that the O&W Plan must be terminated to protect the interests of the O&W Plan's participants and to avoid unreasonable deterioration in the financial condition of the O&W Plan.  Accordingly, the PBGC proceeded under ERISA to have the O&W Plan terminated, to have the PBGC appointed as statutory trustee and to have November 30, 2001 established as the O&W Plan's termination date.

In connection with the O&W Plan's termination, the Company and the PBGC have executed a Settlement Agreement whereby the Company has agreed (a) to purchase 500,000 shares of its common stock held by the O&W Plan for $130,000, with payment due to the PBGC by October 17, 2011; (b) to execute a promissory note in favor of the PBGC for $300,000 bearing interest at 6% per annum amortizing in quarterly payments over a seven year period (the “Note”); and (c) to make future payments through December 31, 2017 out of the Company’s “Free Cash Flow” (as defined) not to exceed $569,999. Scheduled payments under the Note aggregate $29,730, $29,000 and $28,290 in years one, two and three, respectively.  The 500,000 shares purchased by the Company from the O&W Plan will be retired and restored to the status of authorized but unissued shares.  All obligations of the Company under the Note will be secured by a security interest in all assets of the Company, subordinate to certain pre-existing obligations, including the security interest of the lender under the Company’s credit facility.

Within ten days of the Company's payment of $130,000 to the PBGC for the repurchase of the 500,000 shares, the Settlement Agreement obligates the PBGC to execute an Agreement for Appointment of Trustee and Termination of the Pension Plan (the “Trusteeship Agreement”).  The Trusteeship Agreement will (a) terminate the O&W Plan, (b) appoint the PBGC as the statutory trustee of the O&W Plan, and (c) establishes a termination date of the O&W Plan of November 30, 2001.  There are no assurances that the Company will be able to raise sufficient capital to fund the $130,000 payment due to the PBGC by October 17, 2011 and in such event the PBGC would not be obligated to execute and implement the terms of the Trusteeship Agreement.

The Company believes that entering into the Settlement Agreement with the PBGC is in the best interests of the Company and its stockholders and the O&W Plan participants.  It avoids the ongoing expense associated with legal and other expenses to assert the Company's position with Treasury advocating that the Company had no legal obligation to act as the sponsor of the O&W Plan.  It provides the O&W Plan participants with a long-term financial and administrative resolution backed by the PBGC.

As noted, a condition precedent to the obligation of the PBGC to execute and enter into the Trusteeship Agreement is its receipt of the $130,000 purchase price for the 500,000 shares of Company common stock owned by the O&W Plan by October 17, 2011.  The Company does not currently have adequate resources to fund this payment.  The Company is exploring options to raise funds in a private placement of its securities to one or more accredited investors (possibly including affiliates of the Company) seeking to raise gross proceeds of $250,000, a portion of which will be used to fund the $130,000 PBGC payment.  The Company may employ the services of a broker-dealer or other intermediary in connection with this private placement, in which event a placement fee may be payable.  The Company does not currently have any agreement with any broker-dealer or other intermediary to act as an agent, nor does it have any commitments from any investors to purchase securities.  There are no assurances that the Company will be able to raise sufficient capital to fund the $130,000 payment due to the PBGC by October 17, 2011 in which event the PBGC would not be obligated to sign and implement the terms of the Trusteeship Agreement.

The Company will evaluate its O&W Plan related liabilities that are currently reflected in its financial statements and will make appropriate adjustments, as applicable, consistent with the terms and provisions of the Settlement Agreement.

The foregoing summary of the Settlement Agreement is qualified in its entirety by reference to the Settlement Agreement which is attached as Exhibit 10.1 hereto.

Item 9.01.                      Exhibits

(d) Exhibits

Exhibit Number	Description

10.1	Settlement Agreement between the Company and the PBGC, effective as of September 1, 2011.

* * * * * *

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 12, 2011	INFINITE GROUP, INC.

/s/ James Villa
James Villa
Acting Chief Executive Officer and President